EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation of our report dated March 22, 1999, included in this Form 10-KSB into the Company's two previously filed Registration Statements on Form S-8 dated July 28, 1995 and April 25, 2000.

Morrison & Liebswager, P.C.
July 18, 2000